UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2006

BRAND ENERGY & INFRASTRUCTURE SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-102511-14	13-3909682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2505 South Main Street
Kennesaw, GA 30152
(Address of Principal Executive Offices, including Zip Code)

Telephone: (770) 514-1411

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective April 27, 2006, John M. Monter has resigned his position as a director of Brand Energy & Infrastructure Services, Inc. and Brand Services, Inc.

(d) John S. Horton, age 45, has been appointed to Brand Energy & Infrastructure Services, Inc.’s Board of Directors effective April 27, 2006.  In addition, effective April 27, 2006, Mr. Horton has been appointed to the Audit Committee of Brand Energy & Infrastructure Services, Inc.’s Board of Directors to replace Delbert L. Williamson.  Since 2004, Mr. Horton has served on the Advisory Board of Cherington Capital, a Boston-based private equity firm, where he has been active in building the management teams, setting strategy and evaluating add-on acquisitions for Cherington Capital’s portfolio companies.  In addition, since 2003, Mr. Horton has been Managing Director of Butler Capital Corporation , a New York- based private equity firm.  Prior to joining Butler Capital Corporation, from 1998 until 2002, Mr. Horton was the Chief Financial Officer and Senior Vice President for Omega Cabinets Ltd.  Mr. Horton serves as a director of a number of privately held companies.  Mr. Horton has a B.A. in Business Administration and Political Science from Illinois Wesleyan University.

(d) Barry J. Goldstein, age 63, has been appointed to Brand Energy & Infrastructure Services, Inc.’s Board of Directors effective April 27, 2006.  In addition, effective April 27, 2006, Mr. Goldstein has been appointed to the Audit Committee of Brand Energy & Infrastructure Services, Inc.’s Board of Directors to replace Christopher C. Behrens. In October 2000, Mr. Goldstein retired as Executive Vice President and Chief Financial Officer of Office Depot, Inc., which he joined as Chief Financial Officer in May 1987. Mr. Goldstein was with Grant Thornton from October 1969 through May 1987, where he was named a Partner in 1976. Mr. Goldstein serves on the board of directors of PQ Corp. and Interline Brands, Inc.  Mr. Goldstein has a B.S. in Economics from the Wharton School of Finance and Commerce at the University of Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Energy & Infrastructure Services, Inc.

Dated:	May 1, 2006	By:	/s/ Anthony A. Rabb
			Name:	Anthony A. Rabb
			Title:	Chief Financial Officer and Vice President, Finance